                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 11-K


(Mark One)

   [X] Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934 For the Fiscal year ended December 30, 1994


                                      OR

   [_] Transition report pursuant to section 15(d) of the Securities Exchange Act of 1934

For the Transition period from                     to
                               -------------------    --------------------

Commission file number        1-4957
                      ---------------------


                          PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                           OF NALCO CHEMICAL COMPANY

                            NALCO CHEMICAL COMPANY
                               One Nalco Center
                        Naperville, Illinois 60563-1198

              (Issuer and address of principal executive offices)

                    NALCO CHEMICAL COMPANY PROFIT SHARING,
                       INVESTMENT AND PAY DEFERRAL PLAN
                       --------------------------------

                             FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------


                                     INDEX
                                     -----

                                                            Page
                                                            ----

Report of Independent Accountants                             1

Statements of Net Assets Available for Plan Benefits          2

Statements of Changes in Net Assets Available for
 Plan Benefits                                                3

Notes to Financial Statements                               4-11

Supplementary Schedules:

Assets Held for Investment                           Schedule I

Reportable Transactions                              Schedule II

Note:   All other schedules have been omitted because they are not applicable.

                        200 East Randolph Drive   Telephone 312 540 1500
                        Chicago, IL 60601

-----------------------------------------------------------------------------


Price Waterhouse LLP                          [LOGO OF PRICE WATERHOUSE]


                       Report of Independent Accountants
                       ---------------------------------

March 10, 1995

To the Employee Benefit Plan
 Administration Committee of
 Nalco Chemical Company


In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the financial status of the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan at December 31, 1994 and 1993, and the changes in its financial status for the year and one day then ended, respectively, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the supplementary schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


[SIGNATURE OF PRICE WATERHOUSE LLP]

                            NALCO CHEMICAL COMPANY

               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------

                       AS OF DECEMBER 31, 1994 and 1993
                       --------------------------------

                                              1994          1993
                                          ------------  ------------

Investments, at fair value:
  Nalco Chemical Company
   common stock                           $124,075,759  $141,214,238
  Mutual funds                              42,640,935    35,103,703
  Group annuity contract deposits           83,365,821    76,469,443
  Bank commingled investment funds           6,153,424     6,027,882
  Collective short-term investment
   funds                                    12,147,013    20,484,915
                                          ------------  ------------
                                           268,382,952   279,300,181

Loans receivable from participants           5,617,080     4,031,790
Due from Nalco Chemical Company
 Employee Stock Ownership Plan                  57,754        25,425
Accrued income receivable                       54,104        55,153
                                          ------------  ------------
Net assets available for plan benefits    $274,111,890  $283,412,549
                                          ============  ============




                  The accompanying notes are an integral part
                        of these financial statements.

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------------------

                   FOR THE YEAR ENDED DECEMBER 31, 1994 AND
                   ----------------------------------------

                    FOR THE ONE DAY ENDED DECEMBER 31, 1993
                    ---------------------------------------

                                         1994           1993
                                     ------------   ------------

Sources of net assets:
  Contributions by employees         $ 13,207,318   $     21,414
  Dividend income                       4,266,586        215,562
  Interest income                       6,734,447         18,693
  Transfers from Nalco Chemical
   Company Employee Stock
    Ownership Plan                        177,551              -
                                     ------------   ------------

Total sources of net assets            24,385,902        255,669

Applications of net assets:
  Net realized/unrealized
   appreciation (depreciation)
    of investments                    (15,661,843)     2,159,255

  Account expenses                        (44,581)             -

  Withdrawals by participants         (17,980,137)        28,999
                                     ------------   ------------
Increase (decrease) in net assets
 available for plan benefits           (9,300,659)     2,443,923

Net assets available for plan
 benefits at beginning of period      283,412,549    280,968,626
                                     ------------   ------------
Net assets available for plan
 benefits at end of period           $274,111,890   $283,412,549
                                     ============   ============



                  The accompanying notes are an integral part
                        of these financial statements.

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1994 and 1993
                          --------------------------


NOTE 1 - DESCRIPTION OF THE PLAN:
--------------------------------

The Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan (the
Plan) is a voluntary contribution, individual account plan, which covers substantially all Nalco Chemical Company (Company) employees. No service requirement exists before an employee is eligible to participate in the Plan. The Company does not contribute to the Plan. The Plan also accepts transfers of Company common stock and cash from the Employee Stock Ownership Plan for retirees.

Beginning in 1993, the Plan expanded to include seven investment alternatives: the Nalco Stock Fund, the U.S. Government Money Market Fund, the Stable Capital Fund, the Bond Index Fund, the Balanced Fund, the Growth and Income Fund, and the Equity Index Fund. A participant who has attained the age of 50 can transfer once per calendar year a minimum of 10% of his balance from the Nalco Stock Fund to any of the other funds in the Plan. The maximum allowable transfer is determined by the Employee Benefit Plan Administration Committee (EBPAC). Participants electing to make tax-deferred contributions through cash or salary deductions have the option of investing these contributions in a combination of any of the funds. Participants can transfer assets acquired with their individual funds at their discretion.

A participant can also make contributions which are not tax-deferred through payroll deductions or a lump-sum investment. All participant contributions vest immediately, and participants are entitled to their entire account balance upon retirement, termination, disability, or death as a lump-sum payment (or in semi-annual stock installments for shares in the Nalco Stock Fund).

Effective June 1, 1993, participants are allowed to borrow from the Plan, provided the amount does not exceed the lesser of one-half the vested Plan balance of the participant, or $50,000. The length of the loan is decided by the employee, subject to certain governmental restrictions, and the interest charged is determined by the EBPAC and communicated to the participants in writing.

  At December 31, 1994, employees participating in the Plan had invested in the available funds as follows (some have investments in more than one fund): 1994 1993

                                             1994   1993
                                             -----  -----

Total employees participating                4,224  3,290

     Nalco Stock Fund                        3,255  3,334
     U.S. Government Money Market Fund         203    172
     Stable Capital Fund                     2,379  2,479
     Bond Index Fund                           305    321
     Balanced Fund                             725    601
     Growth and Income Fund                  2,052  1,851
     Equity Index Fund                         656    530


The Company believes that the Plan will continue without interruption, but reserves the right to terminate the Plan at any time. In the event of termination of the Plan, the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan Trust (the Trust) will continue until all of the funds held by The Northern Trust Company (the Trustee) have been distributed to the participants or their beneficiaries. Such distribution will be made in accordance with the provisions of the Plan in effect on the date of its termination.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:
-----------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are prepared on the accrual basis of accounting.


Valuation of Investments
------------------------

All investments, except for group annuity contract deposits, are valued by the Trustee based on the closing market value on the last business day of the plan year. The group annuity contract deposits are stated at estimated fair value, which represents contributions made under the contracts at original cost plus interest at the contract rate. The insurance companies are contractually liable for the contract value provided the investment remains with the insurance company.


Amounts Due Participants
------------------------

In accordance with ERISA requirements for reporting by employee benefit plans, benefit payments to former participants are recorded when paid. Accordingly, at December 31, 1994 and 1993, the following amounts have been allocated to the individual accounts of former participants, but not recorded as liabilities on the Statements of Net Assets Available for Plan benefits:

                                                  1994              1993
                                               -----------       -----------
Nalco Stock Fund                               $20,279,907       $20,031,733
U.S. Government Money Market Fund                  254,612           181,659
Stable Capital Fund                             43,170,030        45,013,634
Bond Index Fund                                    821,707           980,664
Balanced Fund                                    1,994,839         2,252,805
Growth and Income Fund                           7,062,957         5,103,016
Equity Index Fund                                  876,817           450,046
                                               -----------       -----------
                                               $74,460,869       $74,013,557
                                               ===========       ===========

The above accounting treatment results in a difference between these financial statements and the Form 5500 as these amounts have been recorded as liabilities as of December 31, 1994 and 1993, and have been included in benefits paid for the respective years on the Form 5500.

NOTE 3 - PLAN AMENDMENTS:
------------------------

In 1994, the Plan document was amended and restated to include the provisions required by certain tax regulations. These amendments did not affect the operations of the Plan as the Plan previously complied with such tax regulations. Effective December 31, 1993, the Plan was amended to provide for participant loans and to change the Plan's fiscal year end to December 31.


NOTE 4 - INVESTMENTS:
--------------------

The cost of investments and number of shares or units held at December 31, 1994 and 1993 were as follows:

                                                 1994                      1993
                                       ------------------------  ------------------------
                                       Shares or                 Shares or
                                         Units         Cost        Units         Cost
                                       ------------------------  ------------------------

Nalco Chemical Company
 common stock                           3,703,754  $ 53,041,047   3,766,391  $ 53,878,891
American Balanced Fund                    525,784     6,677,936     530,206     6,826,613
Dreyfus Government Money
 Market Instruments                     1,042,639     1,042,639     918,846       918,846
Fidelity Investments -
  Hartford Annuity Contract deposit    10,612,748    10,612,748  10,092,262    10,092,262
  Life of Georgia Contract deposit      5,277,280     5,277,280   5,047,091     5,047,091
  Pacific Mutual Contract deposit      10,382,705    10,382,705       -             -
  Provident  Contract deposits         16,548,213    16,548,213       -             -
  Sun Life America Contract
   deposit                              5,280,757     5,280,757   5,055,776     5,055,776
John Hancock Mutual Life
 Insurance Company Group
  Annuity Contract deposit             20,923,971    20,923,971  25,726,368    25,726,368
Neuberger & Berman Guardian Fund        1,935,759    35,320,110   1,479,579    26,632,744
The Prudential Asset
 Manager Group Annuity
  Contract deposit                          -             -      17,393,441    17,393,441
State Mutual Life Assurance
 Company Group Annuity
  Contract deposit                     14,340,146    14,340,146  13,154,505    13,154,505
Wells Fargo Equity Index Fund             365,780     4,057,520     305,743     3,380,002
Wells Fargo Govt./Corp.
 Bond Index Fund                          189,710     1,954,767     241,138     2,507,011
The Northern Trust Company
 Collective Short-Term
  Investment Fund                      12,147,014    12,147,014  20,484,915    20,484,915
                                                   ------------              ------------
            Total                                  $197,606,853              $191,098,465
                                                   ============              ============

Individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31, 1994 are as follows:

                                        Shares or                   Fair
                                          Units        Cost         Value
                                        ----------  -----------  ------------

Nalco Chemical Company common stock      3,703,754  $53,041,047  $124,075,759
John Hancock Mutual Life Insurance
 Company Group Annuity Contract -
  GAC 5588                              20,923,971   20,923,971    20,923,971
State Mutual Life Assurance Company
 Group Annuity Contract - GAC 91636A    14,340,146   14,340,146    14,340,146
Neuberger & Berman Commingled
 Guardian Fund                          35,320,110   35,320,110    35,288,893


NOTE 5 - TRANSACTIONS WITH RELATED PARTY:
----------------------------------------

Certain expenses pertaining to the operation of the Plan are paid by the Company and are not charged against the assets or income of the Plan. In addition, various administrative, legal, and accounting services are performed by Company personnel on behalf of the Plan. No charges are made to the Plan for these services.


NOTE 6 - INCOME TAX STATUS:
--------------------------

The Internal Revenue Service has determined and informed the Company by letter dated March 20, 1989, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving this determination letter. However, the EBPAC and the Plan's tax counsel believe the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC and is therefore exempt from federal income taxation under Section 501(a).

NOTE 7 - STATEMENTS OF NET ASSETS:
---------------------------------

The statements of net assets available for plan benefits by fund as of December 31, 1994 and 1993, are as follows:



                            NALCO CHEMICAL COMPANY
                            ----------------------

               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------

                            AS OF DECEMBER 31, 1994
                            -----------------------


                                     Nalco            U.S. Govt            Stable            Bond
                                     Stock            Money Mkt            Capital          Index           Balanced
                                     Fund               Fund               Fund              Fund             Fund
                                  ------------        ----------         -----------       ----------       ----------
Investments, at fair value:
  Nalco Chemical Company
   common stock                   $124,075,759
  Mutual funds                                        $1,042,639                                            $6,309,403
  Group annuity contract
   deposits                                                              $83,365,821
  Bank commingled mutual funds                                                             $1,910,378
  Collective short-term
   investment fund                   1,044,977                            10,342,920
                                  ------------        ----------         -----------       ----------       ----------
                                   125,120,736         1,042,639          93,708,741        1,910,378        6,309,403
Loans receivable from
 participants
Due from Nalco Chemical
 Company Employee Stock
 Ownership Plan                         57,754
Accrued income receivable                8,280             4,069              40,309
                                  ------------        ----------         -----------       ----------       ----------
Net assets available for
 plan benefits                    $125,186,770        $1,046,708         $93,749,050       $1,910,378       $6,309,403
                                  ============        ==========         ===========       ==========       ==========

                                    Growth &            Equity
                                     Income             Index               Loan         Clearing
                                      Fund               Fund             Account        Account         Total
                                   -----------        ----------         ----------      --------     ------------
Investments, at fair value:
  Nalco Chemical Company
   common stock                                                                                       $124,075,759
  Mutual funds                     $35,288,893                                                          42,640,935
  Group annuity contract deposits                                                                       83,365,821
  Bank commingled mutual funds                        $4,243,046                                         6,153,424
  Collective short-term
   investment fund                                                                       $759,116       12,147,013
                                   -----------        ----------         ----------      --------     ------------
                                    35,288,893         4,243,046                          759,116      268,382,952
Loans receivable from
 participants                                                            $5,617,080                      5,617,080
Due from Nalco Chemical
 Company Employee Stock
 Ownership Plan                                                                                             57,754
Accrued income receivable                                                                   1,446           54,104
                                   -----------        ----------         ----------      --------     ------------
Net assets available for
 plan benefits                     $35,288,893        $4,243,046         $5,617,080      $760,562     $274,111,890
                                   ===========        ==========         ==========      ========     ============

                            NALCO CHEMICAL COMPANY
                            ----------------------

               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------

                            AS OF DECEMBER 31, 1993
                            -----------------------


                                    Nalco       U.S. Govt      Stable        Bond
                                    Stock       Money Mkt     Capital       Index       Balanced
                                     Fund          Fund         Fund         Fund         Fund
                                 ------------   ---------   -----------   ----------   ----------

Investments, at fair value:
  Nalco Chemical Company
   common stock                  $141,214,238
  Mutual funds                                   $918,846                              $6,664,695
  Group annuity contract
   deposits                                                 $76,469,443
  Bank commingled mutual funds                                            $2,527,128
  Collective short-term
   investment fund                  1,750,687                18,442,733
                                 ------------    --------   -----------   ----------   ----------
                                  142,964,925     918,846    94,912,176    2,527,128    6,664,695
Loans receivable from
 participants
Due from Nalco Chemical
 Company Employee Stock
 Ownership Plan                        25,425
Accrued income receivable               4,948       1,867        47,674
                                 ------------    --------   -----------   ----------   ----------
Net assets available for
 plan benefits                   $142,995,298    $920,713   $94,959,850   $2,527,128   $6,664,695
                                 ============    ========   ===========   ==========   ==========

                                   Growth &      Equity
                                    Income        Index        Loan      Clearing
                                     Fund        Account      Account      Total        Total
                                 -----------   ----------   ----------   --------   ------------

Investments, at fair value:
  Nalco Chemical Company
   common stock                                                                     $141,214,238
  Mutual funds                   $27,520,162                                          35,103,703
  Group annuity contract
   deposits                                                                           76,469,443
  Bank commingled mutual funds                 $3,500,754                              6,027,882
  Collective short-term
   investment fund                                                       $291,495     20,484,915
                                 -----------   ----------   ----------   --------   ------------
                                  27,520,162    3,500,754                 291,495    279,300,181
Loans receivable from
 participants                                               $4,031,790                 4,031,790
Due from Nalco Chemical
 Company Employee Stock
 Ownership Plan                                                                           25,425
Accrued income receivable                                                     664         55,153
                                 -----------   ----------   ----------   --------   ------------
Net assets available for
 plan benefits                   $27,520,162   $3,500,754   $4,031,790   $292,159   $283,412,549
                                 ===========   ==========   ==========   ========   ============

NOTE 8 - STATEMENTS OF CHANGES IN NET ASSETS:
--------------------------------------------
The statements of changes in net assets available for benefits by fund for the year ended December 31, 1994 and for the one day ended December 31, 1993 are as follows:

                            NALCO CHEMICAL COMPANY
                            ----------------------

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
    ----------------------------------------------------------------------

                               DECEMBER 31, 1994
                               -----------------

                              Nalco         U.S. Govt       Stable          Bond                      Growth &        Equity
                              Stock           Money        Capital         Index        Balanced       Income         Index
                               Fund          Market          Fund           Fund          Fund          Fund           Fund
                           ------------    ----------    ------------    ----------    ----------    -----------    ----------
Sources of net assets:
 Contributions
  by employees             $  1,117,236    $  153,225    $  4,864,554    $  255,495    $  885,729    $ 5,037,766    $  893,314
 Dividend income              3,506,287                                                   302,764        457,535
 Interest income                 70,442        35,912       6,286,877
 Transfers from Nalco
  Chemical Company
   Employee Stock
    Ownership Plan              177,551
 Net transfers
  authorized
   by participants           (2,618,386)        8,425         514,792      (638,352)     (556,819)     5,288,834       139,996
    Total sources of net
     assets                   2,253,130       197,562      11,666,223      (382,857)      631,674     10,784,135     1,033,310
Applications of net
 assets:
  Net realized/unrealized
   appreciation
    (depreciation) of
      investments           (14,921,941)                                    (83,590)     (294,081)      (394,023)       31,792
  Account expenses
   Withdrawals by
    participants             (5,139,717)      (71,567)    (12,877,025)     (150,303)     (692,885)    (2,621,381)     (322,810)
                           ------------    ----------    ------------    ----------    ----------    -----------    ----------
Increase (decrease)
 in net assets
  available for plan
   benefits                 (17,808,528)      125,995      (1,210,802)     (616,750)     (355,292)     7,768,731       742,292
Net assets available for
 plan benefits at
  beginning of period       142,995,298       920,713      94,959,850     2,527,128     6,664,695     27,520,162     3,500,754
                           ------------    ----------    ------------    ----------    ----------    -----------    ----------
Net assets
 available for
  plan benefits
  at end of
   period                  $125,186,770    $1,046,708    $ 93,749,048    $1,910,378    $6,309,403    $35,288,893    $4,243,046
                           ============    ==========    ============    ==========    ==========    ===========    ==========

                               Loan           Clearing
                              Account          Account          Total
                            -----------       --------       ------------
Sources of net assets:
 Contributions
  by employees                                               $ 13,207,319
 Dividend income                                                4,266,586
 Interest income            $   331,955       $  9,260          6,734,446
 Transfers from Nalco
  Chemical Company
   Employee Stock
    Ownership Plan                                                177,551
  Net transfers
  authorized
   by participants           (2,141,040)         2,550              --
    Total sources of net
     assets                  (1,809,085)        11,810         24,385,902
Applications of net
 assets:
  Net realized/unrealized
   appreciation
    (depreciation) of
      investments                                             (15,661,843)
  Account expenses                             (44,581)           (44,581)
   Withdrawals by
    participants              3,394,375        501,176        (17,980,137)
                            -----------       --------       ------------
Increase (decrease)
 in net assets
  available for plan
   benefits                   1,585,290        468,405         (9,300,659)
Net assets available for
 plan benefits at
  beginning of period         4,031,790        292,159        283,412,549
                            -----------       --------       ------------
Net assets
 available for
  plan benefits
  at end of
   period                   $ 5,617,080       $760,564       $274,111,890
                            ===========       ========       ============

                            NALCO CHEMICAL COMPANY
                            ----------------------

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
    ----------------------------------------------------------------------

                               DECEMBER 31, 1993
                               -----------------

                                 Nalco        U.S. Govt        Stable          Bond
                                 Stock          Money         Capital         Index         Balanced
                                 Fund           Market          Fund           Fund           Fund
                             ------------     ---------     -----------     ----------     ----------
Sources of net assets:
  Contributions by
   employees                 $      1,328      $    209     $    14,023     $      447     $      578
  Dividend income
  Interest income                     151            59          18,458
  Net transfers authorized
   by participants               (238,168)                       83,824        (10,042)        11,003

  Net realized/unrealized
   appreciation
    (depreciation) of
     investments                2,353,995                                       (2,411)       (15,906)
                             ------------      --------     -----------     ----------     ----------
    Total sources of net
     assets                     2,117,306           268         116,305        (12,006)        (4,325)
Applications of net
 assets:
  Withdrawals by
   participants                                                 (31,501)
                             ------------      --------     -----------     ----------     ----------
Increase (decrease)
 in net assets
 available for plan
 benefits                       2,117,306           268          84,804        (12,006)        (4,325)

Net assets available for
 plan benefits at
 beginning of period          140,877,992       920,445      94,875,046      2,539,134      6,669,020
                             ------------      --------     -----------     ----------     ----------

Net assets available for
 plan benefits at
 end of period               $142,995,298      $920,713     $94,959,850     $2,527,128     $6,664,695
                             ============      ========     ===========     ==========     ==========

                               Growth &         Equity
                                Income          Index          Loan         Clearing
                                 Fund            Fund         Account        Account        Total
                              -----------     ----------     ----------     --------     ------------
Sources of net assets:
  Contributions by
   employees                  $     3,829     $    1,000                                 $     21,414
  Dividend income                 215,562                                                     215,562
  Interest income                                                           $     25           18,693
  Net transfers authorized
   by participants                153,383                                                           -

  Net realized/unrealized
   appreciation
    (depreciation) of
     investments                 (158,078)       (18,345)                                   2,159,255
                              -----------     ----------     ----------     --------     ------------
    Total sources of net
     assets                       214,696        (17,345)                         25        2,414,924
Applications of net
 assets:
  Withdrawals by
   participants                    (3,000)                   $   29,000       34,500           28,999
                              -----------     ----------     ----------     --------     ------------
Increase (decrease)
 in net assets
 available for plan
 benefits                         211,696        (17,345)        29,000       34,525        2,443,923

Net assets available for
 plan benefits at
 beginning of period           27,308,466      3,518,099      4,002,790      257,634      280,968,626
                              -----------     ----------     ----------     --------     ------------
Net assets available for
 plan benefits at
 end of period                $27,520,162     $3,500,754     $4,031,790     $292,159     $283,412,549
                              ===========     ==========     ==========     ========     ============

                                                                      SCHEDULE I
                                                                      ----------
                    NALCO CHEMICAL COMPANY PROFIT SHARING,
                       INVESTMENT AND PAY DEFERRAL PLAN
                       --------------------------------

                          ASSETS HELD FOR INVESTMENT
                          --------------------------

                            AS OF DECEMBER 31, 1994
                            -----------------------


                                                                                                                         Fair
Identity of Issuer                                        Description of Investment                        Cost          Value
------------------                                        -------------------------                    ------------   ------------

Nalco Chemical Company                  3,703,754 shares of common stock                               $ 53,041,047   $124,075,759

John Hancock Mutual Life Insurance
 Company                                Group annuity contract deposit, GAC5588, 9.5%, due 6/1/95        20,923,971     20,923,971

State Mutual Life Assurance Company     Group annuity contract deposit, GA91636A, 8.05%,
                                         due 11/30/96                                                    14,340,146     14,340,146

Fidelity Management Trust Company:
  Hartford                              Group annuity contract deposit, GA10156, 6.63%, due 12/21/98     10,612,748     10,612,748
  Life of Georgia                       Group annuity contract deposit, FR101, 6.65%, open                5,277,280      5,277,280
  Pacific                               Group annuity contract deposit, G208041, 6.65%, due 6/1/96,
                                         6/1/97, and 6/1/98                                              10,382,705     10,382,705
  Provident                             Group annuity contract deposits, #627-05692, 6.21%,due 12/1/95 and 6/1/97
                                         #627-05692-2A, 7.00%, due 6/1/96 and 6/1/98                     16,548,213     16,548,213
  Sun Life America                      Group annuity contract deposit, FA464, 4.45%, due  12/1/95        5,280,757      5,280,757

American                                American Balanced Fund - 525,784 shares                           6,677,936      6,309,403

Dreyfus                                 U.S. Government Money Market Fund                                 1,042,639      1,042,639

Neuberger & Berman                      Guardian Fund 1,935,759 shares                                   35,320,110     35,288,893

Wells Fargo                             Wells Fargo Equity Index Fund
                                         365,780 shares                                                   4,057,520      4,243,046
                                        Wells Fargo Bond Index Fund
                                         189,710 shares                                                   1,954,767      1,910,378

The Northern Trust Company              Collective short-term investment fund                            12,147,014     12,147,014
                                                                                                       ------------   ------------
                                                                                                       $197,606,853   $268,382,952
                                                                                                       ============   ============

                                                                     SCHEDULE II
                                                                     -----------

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

                            REPORTABLE TRANSACTIONS
                            -----------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1994
                     ------------------------------------

                                                                                     Expenses                    Value of
                                                                                     Incurred                    Asset on      Net
                                                         Purchase       Selling        With         Cost of     Transaction    Gain
Identity of Party Involved     Description of Asset        Price         Price      Transaction      Asset         Date       (Loss)
---------------------------   -----------------------   -----------   -----------   -----------   -----------   -----------   ------
Category (iii) - A series of security transactions in excess of 5% of the current value of plan assets
------------------------------------------------------------------------------------------------------
The Northern Trust Company    Collective Short-Term
                                Investment Fund:
                                  298 purchases         $52,617,042   $        --      $  --      $52,617,042   $52,617,042    $  --
                                  431 sales                      --   $60,954,943         --      $60,954,943   $60,954,943       --

Fidelity Management Trust     Group Annuity Contracts
 Company                        3 purchases             $26,000,000            --         --      $26,000,000   $26,000,000       --

Prudential Asset Management   Group Annuity Contracts
                                1 sale                           --   $17,952,302         --      $17,952,302   $17,952,302       --

There were no reportable category (i), (ii), or (iv) transactions for the year ended December 31, 1994.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PROFIT SHARING, PAY DEFERRAL
                                           AND INVESTMENT PLAN OF
                                           NALCO CHEMICAL COMPANY


                                           BY        W. E. Buchholz
                                             ------------------------------
                                             Member, Employee Benefit Plan
                                             Administration Committee

Dated:     March 30, 1995
      ------------------------

NALCO CHEMICAL COMPANY
PROFIT SHARING, INVESTMENT
AND PAY DEFERRAL PLAN
---------------------

FINANCIAL STATEMENTS
AND SCHEDULES
-------------

DECEMBER 31, 1994 and 1993
--------------------------